Exhibit 10.2

SECOND AMENDED AND RESTATED MANAGEMENT EMPLOYMENT AGREEMENT

THIS SECOND AMENDED AND RESTATED MANAGEMENT EMPLOYMENT AGREEMENT (this “Employment Agreement”) is dated as of June 20, 2011 (“Effective Date”) by and among NETSPEND CORPORATION, a Delaware corporation (the “Company”), NETSPEND HOLDINGS, INC., a Delaware corporation (“Holdings”), and Christopher T. Brown, an individual residing at                                                          (the “Executive”).  Certain terms used herein are defined in Section 6(l) hereof.

WITNESSETH:

WHEREAS, the Executive has been employed by the Company since January, 2007 pursuant to the terms of that certain Amended and Restated Management Employment Agreement, dated as of August       , 2010 (the “Prior Agreement”); and

WHEREAS, the Executive and the Company desire to amend and restate the Prior Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.                                       Employment by the Company.

(a)                                  Effective as the Effective Date, the Company agrees to continue to employ the Executive in the position of Counsel Emeritus, and the Executive agrees to continue to assist as may be requested by the Company with respect to the projects set forth on Schedule 1 hereto and will assist with such other projects as the parties may mutually agree upon from time to time. During the Term (as hereinafter defined), the Executive shall report to the Company’s General Counsel.  During the period of the Term commencing on the Effective Date and ending August 31, 2011 (“Phase I”), the Executive shall continue to work full-time.  During the period of the Term commencing on September 1, 2011 and ending February 29, 2012 (the “Phase II End Date”), the Executive shall work up to forty (40) hours a month (“Phase II”).   During Phase II, the Executive shall work such additional hours as the parties may mutually agree from time to time.  Upon completion of Phase II, the parties will discuss the possibility of extending the Term to encompass an additional period (such period, “Phase III”), on such terms as the parties may agree.

(b)                                 The Executive agrees to devote his business time and energies to the business of the Company and to perform his duties hereunder faithfully, diligently and competently. Subject to compliance with his obligations under Section 5 below, nothing in this Agreement shall limit Executive’s ability to undertake other employment, including self-employment as an attorney or otherwise, during the Term.

2.                                       Term of Employment.  Unless otherwise mutually agreed upon by the parties hereto, the term of this Employment Agreement (the “Term”) shall be for the period commencing on the Effective Date and ending on February 29, 2012, unless the Executive’s employment is extended to encompass a Phase III.

3.                                       Compensation.  As full compensation for all services to be rendered by the Executive to the Company and its Affiliates in all capacities, the Executive shall receive the following compensation and benefits during the Tem:

(a)                                  Salary.  During Phase I, the Executive shall be entitled to receive compensation at a rate of $27,083.33 per month (the “Base Salary”), payable not less frequently than semimonthly in accordance with the then-customary payroll practices of the Company. During Phase II, the Executive shall be entitled to receive compensation at a monthly rate of $10,000.00 (the “Phase II Base Pay”); provided, however, that if the parties agree that the Executive shall work in excess of 40 hours in any month during Phase II, the Executive will receive additional compensation at an hourly rate of $300, or such other rate for such additional hours as may be agreed by the parties.

(b)                                 Bonus.  The Executive shall not be eligible to participate in the bonus program of the Company now or hereafter maintained by the Company.

(c)                                  Participation in Executive Benefit Plans: Other Benefits.

(i)                                     The Executive shall be permitted during Phase I, if and to the extent eligible, to participate in employee benefit plans now or hereafter maintained by the Company and/or Holdings (including any stock option plan) and generally provided to the Company’s and/or Holdings’ executives; provided, however, that the Company shall pay the full cost of health insurance coverage for Executive and his eligible dependents once Executive is eligible for such coverage.  In addition, during Phase I the Company shall, at the Company’s expense, continue to provide the Executive with such coverage under an executive life insurance policy and executive disability policy as it maintained immediately prior to the Effective Date.  The Company will also maintain employed lawyers insurance coverage (or other similar coverage) in reasonable and appropriate amounts during the Term.  During Phase II, the Executive shall not be permitted to participate in any employee benefit plans nor or hereafter maintained by the Company and/or Holdings, nor shall the Company be required to provide the Executive with coverage under any life insurance policy or disability policy, provided that (i) during the Term and any period thereafter during which Executive may continue to provide services to the Company as an attorney or otherwise, the parties hereto agree that no Termination of Service shall have occurred for purposes of Executive’s rights as a Participant under the Amended and Restated NetSpend Holdings, Inc. 2004 Equity Incentive Plan (the “Equity Plan”) and any Awards (as defined therein) under the Equity Plan and agreements, amendments, notices of grant, or other documentation related thereto; and (ii) the Company will assist the Executive with continuation of coverage at his expense under COBRA or otherwise.

(ii)                                  Nothing in this Employment Agreement shall preclude the Company and/or Holdings, as the case may be, from terminating or amending any employee benefit plans or coverage under any such plans so as to eliminate, reduce or otherwise change any benefit payable thereunder, so long as such change similarly affects all Company and/or Holdings executives and such change does not adversely affect the Executive’s rights with respect to any options or other equity compensation awards then outstanding under the Holdings Equity Plan or any other equity plan of Holdings (without the Executive’s prior written consent).

(d)                                 Expenses.  The Company shall pay or reimburse the Executive for all reasonable and necessary expenses actually incurred or paid by the Executive during the Term in the performance of the Executive’s duties under this Employment Agreement, upon submission and approval of expense statements, vouchers or other supporting information in accordance with the then-customary practices of the Company, including without limitation Texas State Bar dues, Texas Attorney Occupation Tax, and the reasonable costs of continuing legal education and membership in professional associations.

(e)                                  Location of Employment.  The principal location of the Executive’s employment hereunder shall be at the Company’s principal executive offices located in Austin, Texas.

(f)                                    Vacation.  The Executive shall continue to be entitled to up to four (4) weeks of personal time off each calendar year (“PTO”), which shall include, without limitation, vacation and sick leave.

(g)                                 Withholding of Taxes.  The Company may withhold from any compensation or benefits payable under this Employment Agreement all federal, state, city and other taxes as shall be required pursuant to any law or governmental regulation or ruling.

4.                                       Termination.

(a)                                  Termination upon Death.  If the Executive dies during the Term, the Term shall terminate as of the date of his death.

(b)                                 Termination upon Disability.  If during the Term the Executive becomes physically or mentally disabled, whether totally or partially, so that the Executive is unable to perform his essential job functions hereunder, with or without, reasonable accommodation in accordance with the Americans With Disabilities Act, as determined by the Board in its good faith judgment, for: (i) a period of one hundred twenty (120) consecutive days; or (ii) for shorter periods aggregating one hundred fifty (150) days during any twelve-month period, the Company, by written notice to the Executive, may terminate the Executive’s employment, in which event the Term shall terminate ten (10) days after the date upon which the Company shall have given notice to the Executive of its intention to terminate the Executive’s employment because of the disability.  Nothing in this Section 4(b) shall be deemed to extend the Term.

(c)                                  Termination for Cause.  If (i) the Executive commits any felony or other offense involving moral turpitude or any crime relating to his employment, (ii) the Executive violates this Employment Agreement, in any material respect, and fails to cure such violation within fourteen (14) days after reasonable notice of such conduct, (iii) the Executive commits any act of fraud, theft or personal dishonesty with respect to the Company or any Subsidiary or otherwise detrimental to the Company or any Subsidiary, (iv) the Executive performs his duties hereunder, in the good faith opinion of the Board, in a grossly negligent manner or with willful malfeasance, (v) the Executive repeatedly fails to observe material Company policies applicable to executives of the Company, (vi) the Executive violates any state or federal law relating to sexual harassment or age, sex or other prohibited discrimination, or (vii) Executive fails at any time to be a member in good standing of the bar of the State of Texas, other than as a result of a disability (the foregoing clauses (1) through (vii) being referred to herein collectively as “Cause”), then the Company, at any time by written notice to the Executive, may terminate the employment of the Executive for Cause, which notice shall set forth the reasons for the Company’s terminating the Executive’s employment for Cause, and terminate the Term and Executive’s employment pursuant to this Employment Agreement effective as of the date of such notice and the Executive shall have no right to receive any compensation or benefit hereunder on and after the date of such notice.

(d)                                 Termination without Cause.  The Company may terminate Executive’s employment hereunder at any time after the end of the Phase II End Date, without Cause, upon thirty (30) days’ written notice by the Company to the Executive and the Executive shall have no right to receive any compensation or benefit hereunder after such termination; in no event will Executive’s employment be terminated prior to the Phase II End Date.  The parties further acknowledge that, in the event of termination of the Term in connection with or following a Change of Control (as defined in the Equity Plan) of the Company, Executive shall be entitled to such accelerated vesting as may be set forth in the terms of his Awards or related agreements and notices of grant under the Equity Plan, or as may be otherwise provided under the Equity Plan to all Participants (as defined therein).

(e)                                  Termination by the Executive.  The Executive may terminate the Term at any time upon thirty (30) days’ written notice by the Executive to the Company and the Executive shall have no right to receive any compensation or benefit hereunder after such termination.

5.                                       Certain Covenants of the Executive.  To induce the Company and Holdings to enter into this Employment Agreement, the Executive covenants and agrees that:

(a)                                  Confidential Information.  During the Restricted Period (as hereinafter defined) and thereafter, the Executive shall not, directly or indirectly, disclose to any Person who is not authorized by Holdings and/or the Company to receive such information, or use or appropriate for his own benefit or for the benefit of any Person other than Holdings and/or the Company, (i) any documents or other papers relating to the Company, including, without limitation, any such information, documents or papers relating to the Company’s Current Lines of Business (as hereinafter defined) or the customers of the Company (whether such customers were customers of the Company prior to or after the date hereof) including, without limitation, files, business relationships and accounts, royalty relationships, licensing relationships, pricing policies, customer lists, computer software and hardware or (ii) any other materials relating to the Company or any trade secrets or confidential information, including, without limitation, any business or operational methods, know-how, marketing plans or strategies, product development techniques or plans, product concepts and designs, business acquisition plans, financial or other performance data, personnel and other policies of the Company, whether generated by the Executive or by any other Person and/or whether developed prior to the date hereof (collectively, “Confidential Information”); provided, however, that Confidential Information shall not include any information readily ascertainable from public or published information, or trade sources (other than as a direct or indirect result of unauthorized disclosure by the Executive).

(b)                                 Receipt of Confidential Information.  The Executive acknowledges that: (i) the Company is presently engaged in the marketing, processing and distributing of prepaid debit cards, stored value cards and other similar products from which the Company derives substantial revenues (collectively, the “Company’s Current Lines of Business”); (ii) contemporaneously with the Executive’s execution of this Employment Agreement, the Company is providing the Executive with Confidential Information, including, without limitation, information relating to the Company’s information technology systems, and related technologies, and information previously or hereafter provided relating to the Company’s legal affairs and business relationships, and the Company will continue to provide the Executive with Confidential Information in the future while the Executive is employed with the Company and Holdings; (iii) the Executive has received the Confidential Information; (iv) in the Executive’s position as General Counsel, the Executive will need the Confidential Information to properly carry out the Executive’s duties hereunder; (v) the Company’s provision of Confidential Information to the Executive, in exchange for the Executive’s agreement and covenant to maintain the confidentiality of the Confidential Information, as set forth in Section 5(a) hereof gives rise to the Company’s and Holding’s interest in restraining the Executive from competing against the Company and Holdings as set forth in Sections 5(c), 5(e), 5(f) and 5(g) hereof; (vi) the Executive’s agreement and covenant not to compete with the Company and Holdings as set forth in Sections 5(c), 5(e), 5(f) and 5(g) hereof is designed to enforce the Executive’s agreement and covenant to maintain the confidentiality of the Confidential Information as set forth in Section 5(a) hereof; (vii) the agreements and covenants contained in Sections 5(a) through 5(f) hereof (the “Restrictive Covenants”) are essential to protect the goodwill and profitability of the Company’s Current Lines of Business; and (viii) the agreements and covenants contained in Sections 5(a) through 5(f) hereof will not involve a substantial hardship upon the Executive’s future livelihood.  Accordingly, the Executive covenants and agrees for the benefit of Holdings and the Company, with respect to himself, to comply with the Restrictive Covenants.

(c)                                  Non-Compete.  At all times during the Term and for a period of one (1) year after the end of Phase I (the entirety of such period being the “Restricted Period”), the Executive shall not, in the United States of America or any other country in which Holdings or the Company then engages in business, directly or indirectly, accept employment with, provide services to or have any interest (as an owner, sole proprietor, shareholder, partner, director, officer, employee, consultant, agent or otherwise) in any financial institution, third party processor, member service provider, card association or independent sales organization or other similar business that directly competes with the Company’s Current Lines of Business; provided, however, that the Executive may hold, directly or indirectly, solely as an investment, not more than one percent (1%) of the outstanding securities of any Person which is listed on any national securities exchange or regularly traded in the over-the-counter market; and provided further that this provision shall not be deemed to prohibit Executive from providing services as an outside attorney to any business so long as he complies with his obligations under Section 5(a) above and his professional responsibilities as an attorney under applicable law.

(d)                                 Property of the Company.  At no time shall the Executive remove or cause to be removed from the premises of the Company any memorandum, note, list, record, file, document or other paper, equipment or any like item relating to the Company (including copies, extracts and summaries thereof) except as specifically permitted hereunder or in furtherance of the performance of his duties on behalf of the Company.  All memoranda, notes, lists, records, files, documents and other papers and other like items (and all copies, extracts and summaries thereof) made or compiled by the Executive or made available to the Executive concerning the Company (whether or not prior to the date hereof), are and shall be the property of the Company and shall be delivered by the Executive to the Company, and all electronic copies thereof shall be deleted by the Executive from any personal computer or other similar device belonging to the Executive promptly upon the termination of the Executive’s employment with the Company.

(e)                                  Employees of the Company.  During the Restricted Period, the Executive shall not hire or, directly or indirectly, initiate communications with, solicit, persuade, entice, induce or encourage any individual who is then or who has been within the preceding 12-month period, an employee or consultant of the Company to terminate employment with the Company or to become employed by, or enter into a contract or any other arrangement with, any other Person, and the Executive shall not approach any such employee or provider for any such purpose or authorize or knowingly approve the taking of any such actions by any other Person.

(f)                                    Solicitation of Customers and/or Suppliers.  During the Restricted Period, the Executive shall not, directly or indirectly, initiate communications with, solicit, persuade, entice, induce, or encourage (or assist any other Person to do any of the foregoing), for the Executive’s benefit or for the benefit of any Person other than Holdings or the Company, any Person who is then or has been within the preceding 12-month period a customer, supplier or account of the Company, or any potential customer, supplier or account whose identity the Executive learned during the course of his relationship with the Company (whether or not prior to the date hereof), to terminate its contractual or other relationship with the Company.

(g)                                 Servicing of Customers.  During the Restricted Period, the Executive shall not furnish any services similar to those furnished while he was employed by the Company (whether prior to or after the date hereof) to any customer or account of the Company.

(h)                                 Future Employer.  The Executive shall inform any future employer of the Restrictive Covenants and provide such employer with a copy thereof, prior to the commencement of that employment.

(i)                                     Inventions.  All programs, product concepts, materials, results or ideas (“Inventions”) conceived, made, developed, reduced to practice, or worked on, in whole or in part, solely by the Executive or jointly with others prior to the date of this Employment Agreement, during the Term, relating to the business of the Company are and shall be deemed to be “work for hire” and, at the election of the Company, shall be the sole property of the Company, without any further consideration paid to the Executive.  The Executive shall disclose promptly in writing to any duly appointed officer of the Company, any Invention, whether or not patentable or copyrightable or entitled to legal protection as a trade secret or otherwise.  Upon the request of the Company, the Executive agrees to disclaim promptly in writing all such rights and give all reasonable assistance and execute such documents to enable the Company to prepare and prosecute any application for patent or copyright registration.  The Company shall have the sole right as it may deem appropriate to determine the treatment of information related to any Inventions, including but not limited to the right to keep the same as a trade secret, to use, disclose, and publish same without prior patent application or copyright registration and to file the same in its own name or to follow any other procedure which the Company may deem appropriate.

(j)                                     Rights and Remedies Upon Breach. If the Executive breaches, or threatens to commit a breach of, any of the Restrictive Covenants, Holdings and the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to Holdings and the Company under law or in equity:

(i)                                     Specific Performance.  The right and remedy to seek from any court of competent jurisdiction specific performance of the Restrictive Covenants or injunctive relief against any act which would violate any of the Restrictive Covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its Affiliates and Holdings and that money damages will not provide an adequate remedy.

(ii)                                  Accounting.  The right and remedy to require the Executive to account for and pay over to Holdings and the Company and Affiliates thereof all compensation, profits, monies, accruals, increments or other benefits derived or received by the Executive as the result of any transactions constituting a breach of any of the Restrictive Covenants.

(k)                                  Severability of Covenants.  If any of the Restrictive Covenants, or any part thereof, is held by a court of competent jurisdiction or any Governmental Authority to be invalid, void, unenforceable or against public policy for any reason, the remainder of the Restrictive Covenants shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and such court, government, agency or authority shall be empowered to substitute, to the extent enforceable, provisions similar to the provisions governing the term, breadth or geographic scope of the Restrictive Covenants so as to provide to Holdings and the Company and Affiliates thereof, to the fullest extent permitted by applicable law, the benefits intended by such provisions.

(l)                                     Enforceability in Jurisdictions.  Holdings, the Company and the Executive intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly invalid or unenforceable by reason of the breadth of such scope or otherwise, it is the intention of Holdings, the Company and the Executive that such determination not bar or in any way affect the right of Holdings and the Company, or any of their Affiliates, to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

(m)                               Reasonableness of Restrictions.  The Executive has carefully read and considered the provisions of this Section 5, and having done so, agrees that the restrictions set forth herein, including, but not limited to, the time period of restriction, the geographic areas of restriction, and the scope of the restriction are fair and reasonable, are supported by sufficient and valid consideration, and these restrictions do not impose any greater restraint than is necessary to protect the goodwill and other legitimate business interests of the Company and Holdings and their respective Affiliates, officers, directors, stockholders and other employees.

6.                                       Other Provisions.

(a)                                  Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications under this Employment Agreement shall be in writing and shall be conclusively deemed delivered and effective (i) when hand delivered to the other party, (ii) five (5) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (iii) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, or (iv) in the case of a facsimile transmission, upon transmission thereof by the sender and the issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the notice have been transmitted without error; provided, however, that the sender shall contemporaneously mail a copy of the notice to the addressee by the method provided for in (i) or (ii) above, but such mailing shall in no way alter the time at which the notice sent by facsimile transmission is deemed received, in each case to the intended recipient as set forth below:

(i)                                     if to the Company or Holdings, to:

NetSpend Corporation

Austin Centre

701 Brazos Street, 12th Floor

Austin, TX 78701

Telephone: (512) 532-8308

Fax: (512) 532-8325

Attn: Chief Executive Officer

and

NetSpend Holdings, Inc.

Austin Centre

701 Brazos Street, 12th Floor

Austin, TX 78701

Telephone: (512) 532-8308

Fax: (512) 532-8325

Attn: President

(ii)                              if to the Executive, to him at the address set forth on the first page hereof.

Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 6(a).

(b)                                 Entire Agreement.  This Employment Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior contracts and other agreements, written or oral, with respect thereto, including, without limitation, the Prior Agreement. Neither the termination of the Executive’s employment hereunder nor the expiration or termination of the Term or of this Employment Agreement shall affect the enforceability of Section 5 hereof.

(c)                                  Waivers and Amendments.  This Employment Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

(d)                                 Governing Law.  This Employment Agreement shall be governed by, and construed in accordance with and subject to, the laws of the State of Texas applicable to agreements made and to be performed entirely within such State.

(e)                                  Payment of Benefit.  In addition to the provisions of Section 5(c)hereof, and not in any way in limitation thereof, or in limitation of any right or remedy otherwise available to the Company, if the Executive violates any provision of Section 5 hereof, any benefit then or thereafter due from the Company to the Executive shall be terminated forthwith and the Company’s obligation to pay and the Executive’s right to receive such benefit shall terminate and be of no further force or effect, in each case without limiting or affecting the Executive’s obligations under Section 5 hereof or the Company’s other rights and remedies available at law or equity.

(f)                                    Binding Effect; Benefit.  This Employment Agreement shall inure to the benefit of and be binding upon the parties hereto and any successors and assigns. Nothing in this Employment Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or such successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Employment Agreement.

(g)                                 Assignment.  This Employment Agreement, and the Executive’s rights and obligations hereunder, may not be assigned by the Executive; provided, however, that it shall be enforceable by the Executive’s legal representatives and other successors in interest. The Company may assign this Employment Agreement and its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its assets or business, whether by merger, consolidation or otherwise.

(h)                                 WAIVER OF JURY TRIAL.  NO PARTY TO THIS EMPLOYMENT AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS EMPLOYMENT AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH

A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED.  THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

(i)                                     Arbitration.  Any and all claims or controversies between the Company and/or Holdings and the Executive relating to the Executive’s employment with the Company and/or Holdings, or the termination thereof, including claims for breach of contract, personal injury, tort, employment discrimination (including unlawful harassment), and any violation of any state or federal ,law shall be resolved by final binding arbitration in accordance with the rules of the American Arbitration Association.  Judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof.  The Executive understands that this agreement to arbitrate covers any and all claims that the Executive might bring under Title VII, the Americans With Disabilities Act or the Age Discrimination in Employment Act.  The arbitrators shall be selected from a panel provided by the American Arbitration Association. Any such arbitration shall be conducted in Austin, Texas or such other place as may be mutually agreed upon by the parties.  Each party shall select one (1) individual to act as arbitrator, and the two (2) arbitrators so selected shall select a third arbitrator.  Each party shall bear its own costs, expenses and attorneys’ fees.  The Executive shall pay a portion of the arbitrators’ expenses and administrative fees of arbitration equal to the standard filing fee in the U.S. Federal District Court, Western District in Austin, Texas.  The Company and/or Holdings shall pay the remainder of the arbitrators’ expenses and administrative fees of arbitration. If any party prevails on a statutory claim that affords the prevailing party attorneys’ fees, then the arbitrator may award reasonable attorneys’ fees and costs to the prevailing party. Notwithstanding anything to the contrary contained in this Section 6(i), if the Executive breaches, or threatens to commit a breach of, any of the Restrictive Covenants, Holdings and the Company shall have the right and remedy to seek from any court of competent jurisdiction specific performance of the Restrictive Covenants or injunctive relief against any act which would violate any of the Restrictive Covenants, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its Affiliates and Holdings.

(j)                                     Counterparts.  This Employment Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(k)                                  Headings.  The headings in this Employment Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Employment Agreement.

(l)                                     Certain Definitions.

“Affiliate” means any entity from time to time owned or controlled by the Company or Holdings.

“Business Day” means a day other than Saturday, Sunday or a day on which banks in Austin, Texas are not required to be open or are authorized to remain closed.

“Governmental Authority” means any United States federal, state or local or foreign government or governmental, regulatory or administrative authority, department, agency, commission, entity or other political subdivision thereof or any court, tribunal, or judicial or arbitral body.

“Person” means any natural person, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization or Governmental Authority.

“Subsidiary” means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NETSPEND CORPORATION

By:	/s/ George Gresham
Name: George Gresham
Title: Chief Financial Officer

NETSPEND HOLDINGS, INC.

By:	/s/ George Gresham
Name: George Gresham
Title: Chief Financial Officer

/s/ Christopher T. Brown
Christopher T. Brown

SCHEDULE 1

1.                                       Continue to work with leadership on government and regulatory relations

2.                                       Legal support for money transmitter licensing

3.                                       Patent licensing/enforcement program

4.                                       Patent portfolio development

5.                                       Litigation support for Alexsam v. NetSpend

6.                                       CDFI application

7.                                       Florida Attorney General investigation